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                                                                       EX-10.08


                              FIRST AMENDMENT TO
                      CORPORATE STAFFING RESOURCES, INC.
                       NON-QUALIFIED STOCK OPTION PLAN


     Pursuant to Article VIII, Section 8.2 of the Corporate Staffing Resources, Inc. Non-Qualified Stock Option Plan (the "Plan") the Board of Directors of Corporate Staffing Resources, Inc., (the "Corporation"), by consent dated May 22, 1998 has adopted the following amendments to the Plan.

     1. Amendment to Article II, Section 2.1. Article II, Section 2.1 of the Plan shall be amended to read as follows:

     "2.1. SHARES SUBJECT TO PLAN

           The shares of stock subject to Options shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 1,500,000 such shares, representing an amount equal to ten percent (10%) of the number of authorized shares of Common Stock."

     2. Amendment to Article III, Section 3.2. Article III, Section 3.2(b) of the Plan shall be amended to read as follows:

           "3.2. GRANTING OF OPTIONS

                 (a) The Board shall from time to time, in its absolute discretion:

                      (i) Determine which Employees are key Employees and select from among the key Employees (including those to whom Options have been previously granted under this
                      Plan) such of them as in its opinion should be granted Options;

                      (ii) Determine the number of shares to be subject to such Options granted to such selected key Employees; and



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                   (iii) Determine the terms and conditions of such Options,
                   consistent with this Plan."

     3. Effective Date of Amendments. The foregoing amendments to the Plan set forth in this First Amendment to Corporate Staffing Resources, Inc. Non-Qualified Stock Option Plan are effective as of the consummation of the initial public offering of the shares of common stock of the Corporation.